June 1, 2011

Nautilus Marine Acquisition Corp.
90 Kifissias Avenue
Maroussi 15125
Athens, Greece

RE:           NAUTILUS MARINE ACQUISITION CORP.
Gentlemen:

This letter will confirm our agreement, effective on the date (the “Effective Date”) of the initial public offering (“IPO”) of the securities of Nautilus Marine Acquisition Corp. (the “Company”) and continuing until the earlier to occur of: (i) the consummation of a Business Transaction (as described in the Registration Statement), (ii) 18 months from Effective Date, and (iii) the date on which the Company ceases its corporate existence in accordance with its Articles of Incorporation, as amended, Fjord NEPA (Greece) shall make available to the Company office space and, if necessary, access to facilities located in other jurisdictions, as well as for certain general and administrative services, including but not limited to receptionist, secretarial and general office services.  In exchange therefore, the Company shall pay Fjord NEPA (Greece) the sum of $7,500 per month on the Effective Date and continuing monthly thereafter.

Fjord NEPA (Greece) hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s IPO will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

[Signature page follows]

This agreement shall be governed by and construed in accordance with the laws of the Marshall Islands, without regard to conflicts of laws principles.

Very truly yours,

NAUTILUS MARINE ACQUISITION CORP.

		By:	/s/ George Syllantavos
Name: George Syllantavos

Title: Chief Financial Officer

Accepted and agreed:

FJORD NEPA (GREECE)

By:	/s/Prokopios (Akis) Tsirigakis____
Name: Prokopios (Akis) Tsirigakis
Title: President